QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMNET MORTGAGE, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State of incorporation or organization)	33-0741174 (I.R.S. Employer Identification No.)
10421 Wateridge Circle, Suite 250 San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-33679

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Explanatory Note

        This registration statement on Form 8-A is being filed to change the registration of the common stock, par value $0.01 per share (the "Common Stock"), of AmNet Mortgage, Inc. (the "Registrant"), from Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to Section 12(g) of the Exchange Act in connection with the listing of the Common Stock on the Nasdaq National Market System (the "Nasdaq").

        The Common Stock is currently registered under Section 12(b) of the Exchange Act and is listed on the American Stock Exchange (the "Amex"). The Registrant anticipates that the listing of the Common Stock on Nasdaq will begin at the opening of trading on September 29, 2004, at which time the listing of the Common Stock on Amex will be terminated.

Item 1.    Description of Registrant's Securities to be Registered

        A description of the Common Stock is contained under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-11 (File No. 333-33679), as filed with the Securities and Exchange Commission on August 14, 1997, and as amended on the following dates: (i) September 25, 1997, (ii) October 9, 1997, (iii) October 23, 1997 and (iv) October 27, 1997. Such Registration Statement and the amendments thereto are each incorporated herein by reference in response to this item.

Item 2.    Exhibits

        The following exhibits are incorporated by reference as part of this Registration Statement:

3.1(1)	Second Articles of Amendment and Restatement of the Registrant
3.2(2)	Fourth Amended and Restated Bylaws of the Registrant
4.1(3)	Registration Rights Agreement dated February 11, 1997
4.3(2)	First Amended and Restated Rights Agreement by and between the Company and American Stock Transfer and Trust Company dated as of February 2, 1999 and amended as of March 4, 2004

(1)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 31, 2003.

(2)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed March 30, 2004.

(3)
Incorporated by reference to Registration Statement on Form S-11 filed September 25, 1997.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 20, 2004

AmNet Mortgage, Inc.

By:	/s/ JUDITH A. BERRY Judith A. Berry Chief Financial Officer

Exhibit Index

        The following exhibits are incorporated by reference as part of this Registration Statement:

3.1(1)	Second Articles of Amendment and Restatement of the Registrant
3.2(2)	Fourth Amended and Restated Bylaws of the Registrant
4.1(3)	Registration Rights Agreement dated February 11, 1997
4.3(2)	First Amended and Restated Rights Agreement by and between the Company and American Stock Transfer and Trust Company dated as of February 2, 1999 and amended as of March 4, 2004

(1)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed March 31, 2003.

(2)
Incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed March 30, 2004.

(3)
Incorporated by reference to Registration Statement on Form S-11 filed September 25, 1997.

QuickLinks

  Item 1. Description of Registrant's Securities to be Registered
  Item 2. Exhibits
SIGNATURE
Exhibit Index